MICHAEL C. FINKELSTEIN
                           CERTIFIED PUBLIC ACCOUNTANT


198 Route 9, Suite 205                               253 Fifth Avenue, 5th Floor
Manalapan, New Jersey  07726                         New York, New York  10016
Tel. (732) 577-7055                                  Tel. (212) 689-4633
Fax. (732) 577-1844






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of East Coast Venture Capital, Inc. on Form N-2 of our audited report dated December 16, 1999 on our examinations for the years ended July 31, 1999, 1998 and 1997, and the three months ended October 31, 1999 and 1998. We also consent to the reference to our firm under the caption "Experts".






MICHAEL C. FINKELSTEIN
Certified Public Accountant
New York, New York
March 10, 2000